Schedule 14A Information

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                    Exchange Act of 1934

    Filed by the Registrant ( X )
    Filed by a Party other than the Registrant (   )

    Check the appropriate box:

    (   ) Preliminary Proxy Statement
    ( X ) Definitive Proxy Statement
    (   ) Definitive Additional Materials
    (   ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Emergent Group, Inc.
            (Name of Registrant as Specified In Its Charter)

                           Emergent Group, Inc.
                (Name of Person(s) Filing Proxy Statement)

    Payment of Filing Fee (Check the appropriate box):

    ( X ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2)
    (   ) $500 per each party to the controversy pursuant to Exchange
          Act Rule 14a-6(i)(3)
    (   ) Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ________________________________________________________

    2) Aggregate number of securities to which transaction applies:

         ________________________________________________________

    3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:*

         ________________________________________________________

    4) Proposed maximum aggregate value of transaction:

          ________________________________________________________

    * Set forth the amount on which the filing fee is calculated and state how it was determined.

( X ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  $125.00
        2) Form, Schedule or Registration Statement No. 14(a)
        3) Filing Party:  Emergent Group, Inc
        4) Date Filed:  April 19, 1995

                             EMERGENT GROUP, INC.
                         15 SOUTH MAIN STREET, SUITE 750
                                P. O. BOX 17526
                         GREENVILLE, SOUTH CAROLINA 29606
                             ________________________

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD JUNE 9, 1995
                             ________________________
      TO OUR SHAREHOLDERS:

            The Annual Meeting of Shareholders of Emergent Group, Inc. will be held at 9:00 A.M. on June 9, 1995, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, for the purpose of considering and acting upon the following:

       1. The election of eight Directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified;

       2. The proposal to adopt an amendment to the Company's Articles of Incorporation to effect a one-for-three reverse split of the Company's Common and Class A Common stock;

       3. The proposal to adopt an amendment to the Company's Articles of Incorporation to increase the authorized shares of Common stock to 4,000,000 shares;

       4. The approval of the Company's 1995 Employee and Officer Stock Option Plan;

       5.   The approval of the Company's 1995 Director Stock Option
       Plan;

       6. The ratification of the Board's appointment of Elliott, Davis & Company, L.L.P. as independent auditors of the Company for 1995; and

       7. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

            Only those Shareholders of record at the close of business on April 14, 1995, will be entitled to notice of the meeting and to vote at the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   C. Thomas Wyche, Secretary

       Greenville, South Carolina
       May 12, 1995

           A form of proxy and the Annual Report of the Company for the calendar year 1994 are enclosed. You are cordially invited to attend the meeting in person but, whether or not you plan to attend, you are urged to SIGN, DATE and RETURN the proxy in the enclosed, postage-paid, addressed envelope. If you attend the meeting, you may either vote by your proxy or withdraw your proxy and vote in person.

                         EMERGENT GROUP, INC.

                  15 SOUTH MAIN STREET, SUITE 750
                           P. O. BOX 17526
                 GREENVILLE, SOUTH CAROLINA 29606
                      ________________________

                          PROXY STATEMENT
                      ________________________

                   ANNUAL MEETING OF SHAREHOLDERS

                            JUNE 9, 1995

             This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Emergent Group, Inc. (hereinafter called the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. on Friday, June 9, 1995, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina. The approximate date of mailing this Proxy Statement is May 12, 1995.

             Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their voting, will be voted at the Annual Meeting and any adjournment or adjournments thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted (1) For the election of the nominees for director named in this proxy statement, (2) For the proposal to adopt an amendment to the Company's Articles of Incorporation to effect a one-for-three reverse split of the Company's Common and Class A Common stock, (3) For the proposal to adopt an amendment to the Company's Articles of Incorporation to increase the authorized shares of Common stock to 4,000,000 shares, (4) For the approval of the Company's 1995 Employee and Officer Stock Option Plan, (5) For the approval of the Company's 1995 Director Stock Option Plan, (6) For the ratification of the appointment of Elliott, Davis & Company, L.L.P. as independent auditors for the Company for 1995 and (7) in the discretion of the proxy holders on such other matters as may properly come before the meeting.

            Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the proxy being voted, by mailing to the Company a later dated proxy which is received by the Company prior to the meeting or by attending the meeting and giving notice of revocation to the Secretary of the Company either prior to the meeting or in open meeting prior to the proxy being voted (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Emergent Group, Inc., Post Office Box 17526, Greenville, South Carolina 29606,
       Attention:  Secretary.


           Shareholders of record at the close of business on April 14, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. As of such date, there were outstanding 9,803,438.44 shares of Class A Common stock ("Class A Common") and 200,574.56 shares of Common stock ("Common"), each of which is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes. Each is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining whether a quorum exits. A majority of the shares outstanding present in person or by proxy will constitute a quorum at the meeting. Abstentions and broker non-votes have no effect upon the votes respecting proposal six, the ratification of the appointment of Elliott, Davis & Company, L.L.P. as independent public accountants, but are counted as a vote against proposals two and three to amend the Articles of Incorporation and proposals four and five to adopt the 1995 Employee and Officer Stock Option Plan and the 1995 Director Stock Option Plan. Directors are elected by a plurality of votes cast by the shares entitled to vote at the meeting. Items two and three for Amendments to the Company's Articles of Incorporation require the affirmative vote of two-thirds of the issued and outstanding shares of Common stock and Class A Common stock. Items four and five, the approval of the 1995 Employee and Officer Stock Option Plan and the 1995 Director Stock Option Plan require the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on the matter.

           The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or telegram for no additional compensation. The Company, upon request, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.


                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)

       NOMINEES

          The Company's Bylaws provide that the Company shall have at least three and no more than nine directors, with the exact number to be determined by the Board of Directors. The Board of Directors has, by resolution, fixed the number of directors at eight. Each director will serve until the next annual meeting of shareholders or until his successor has been elected or appointed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director, except Mr. Bauknight, are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected.

       Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office until the next meeting of shareholders.

           The Company's Class A Common and Common may be voted cumulatively in the election of directors. The right to vote cumulatively means that each shareholder entitled to vote at the election of directors shall be entitled to as many votes as shall equal the number of shares of Class A Common and Common held by the shareholder as of the Record Date multiplied by the number of directors to be elected and may cast all such votes for a single candidate or may distribute them among two or more candidates nominated for director. No shares may be voted in such manner unless the shareholder intending to vote cumulatively shall either: (1) give separate written designation to an officer of the Company not less than 48 hours before the time for the meeting, stating that such shareholder intends to vote his or her shares cumulatively, which notice will be announced in the meeting before the voting, or (2) announce his or her intention in the meeting before the voting for directors shall commence. Instructions with respect to cumulative voting on the proxy card do not constitute notice of an election that a shareholder intends to vote his or her shares cumulatively. In the event that cumulative voting is invoked, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours. If any shareholder of the Company exercises his or her right to vote cumulatively in the election of directors, all shares, including those to be voted by proxy holders, will be voted cumulatively. If there is no designation and cumulative voting rights are invoked, proxy holders, in their own judgment, will cumulate votes for directors to secure the election of as many as possible of the Board of Directors' nominees. Directors will be elected by a plurality of votes.

          The names of the nominees for director, together with certain information about them, are as follows:

                                  DIRECTOR
       NAME AND AGE                 SINCE    PRINCIPAL OCCUPATION
       CLARENCE B. BAUKNIGHT (58)    --      Chairman of the Board,
                                             Builderway, Inc. (1)

       ROBERT S. DAVIS (48)         1990     Vice President,
                                             Treasurer and Chief
                                             Financial Officer of
                                             the Company (2)

       KEITH B. GIDDENS (40)        1992     Vice President of
                                             Operations of the
                                             Company; Chief Executive
                                             Officer, Carolina
                                             Investors, Inc. (3)

       TECUMSEH HOOPER, JR. (47)    1991     President, Modern
                                             Office Machines, Inc. (4)

       JACOB H. MARTIN (76)         1991     Retired Chairman,
                                             Standard Car Truck Co.;
                                             Of counsel to the law
                                             firm of Martin, Craig,
                                             Chester & Sonnenschein (5)

       BUCK MICKEL (69)             1991     Chairman of the Board and
                                             Chief Executive Officer,
                                             RSI Holdings, Inc. (6)

       PORTER B. ROSE (53)          1991     President, Liberty
                                             Investment Group, Inc.,;
                                             Chairman, Liberty
                                             Properties Group, Inc.;
                                             Chairman, Liberty Capital
                                             Advisors, Inc. (7)

       JOHN M. STERLING, JR. (57)   1991     Chairman of the Board,
                                             President and Chief
                                             Executive Officer of the
                                             Company; President of
                                             Palmetto Seed Capital
                                             Corp. (8)

       (1) Mr. Bauknight has been Chairman of the Board of Builderway, Inc. since 1976. Builderway, Inc. is engaged in the business of distribution and retail sale of building supplies and appliances. Mr. Bauknight has also served since 1978 as Chairman of the Board of Enterprise Computer
       Systems, Inc. which is engaged in the development of computer software for the building supply industry. Mr.
       Bauknight also serves on the Board of Directors of Builder
       Marts of America, Inc.

       (2) Mr. Davis has served as Vice President and Chief Financial Officer of the Company since January 1991, as Treasurer since 1992, as Vice President of Finance of the Company from November 1989 through June 1990, as President and Treasurer of the Company from June through December 1990, and as Corporate Controller of the Company from 1986 through November 1989.

       (3) Mr. Giddens has served as Vice President of Operations of the Company since February 1995, and as Chief Executive Officer of Carolina Investors, Inc., an indirect subsidiary of the Company, since May 1991, the acquisition date of the assets of Carolina Investors, Inc. by the Company. Mr. Giddens was a partner in the public accounting firm of Ernst
       & Young from October 1988 through April 1991 and a Senior Manager at such firm from October 1984 through September
       1988.

       (4) Mr. Hooper served as Treasurer of the Company from January 1991 through 1992. Mr. Hooper has served as President of Modern Office Machines, Inc. ("MOM"), which is engaged in the sale of office equipment and supplies, since 1982. Mr. Hooper's responsibilities as President of MOM include strategic planning, hiring and directing all corporate officers and general management of MOM's branch operations. Since October 1994, Mr. Hooper has also been the Southeast Regional Director for Alco Office Products, MOM's parent company.

       (5) Mr. Martin was Chairman of Standard Car Truck Company from January 1989 until May 1, 1995, when he retired from this position. Standard Car Truck Company is engaged in the business of designing, manufacturing and selling railroad equipment. Mr. Martin also served as Chairman of the Board of Enterprise Finance Company and as Chairman of the Board of Freight Car Building and Supply Company until May 1,
       1995, when he retired from these positions. Prior to 1989, Mr. Martin was a partner of the law firm of Martin, Craig, Chester & Sonnenschein in Chicago, Illinois from 1953 through 1980. Mr. Martin is presently of-counsel to that firm.

       (6) Mr. Mickel has served since 1989 as Chairman of the Board and Chief Executive Officer of RSI Holdings, Inc., which was engaged in the distribution of turf care products. Mr.
       Mickel has served in various executive positions, including Vice Chairman of the Board of Fluor Corporation, from which position he resigned in 1987, Chairman of the Board of Daniel International Corporation, from which position he resigned in 1987, and Chairman of the Board and Chief Executive Officer of RSI Corporation, which engaged in the distribution of outdoor power, turf care equipment and patio and entry doors and windows and in the office supply business, from 1978 to 1989. Mr. Mickel also serves on the Board of Directors of Fluor Corporation, Monsanto Company, NationsBank Corporation, Liberty Corporation, Duke Power Company, Delta Woodside Industries, Inc. and Insignia Financial Group, Inc.

       (7) Mr. Rose has been President of Liberty Investment Group, Inc. ("Liberty Group") since April 1992, and Chairman of Liberty Capital Advisors, Inc. ("Liberty Capital") and Chairman of Liberty Properties Group, Inc. ("Liberty Properties") since January 1987. Prior to that time, Mr. Rose served as President of Liberty Capital from January
       1987 to April 1992 and as Executive Vice President of investments for Liberty Life Insurance Company from 1983 through 1987. Liberty Group, Liberty Capital and Liberty Properties are subsidiaries of Liberty Corporation. Liberty Group manages investment portfolios for Liberty Corporation, its subsidiaries and other clients. Assets managed by this corporation total approximately $2 billion.

       (8) Mr. Sterling was a director and Secretary of the Company from 1974 through February 1990, when he resigned from these positions. Mr. Sterling was elected President and Chairman of the Board of the Company in January 1991. Mr. Sterling has served as President of Palmetto Seed Capital Corporation since November 1993. Palmetto Seed Capital Corporation is the general partner of Palmetto Seed Capital, L.P. ("PSC").

       PSC invests primarily in early stage South Carolina companies. Mr. Sterling was Chairman of the Board of Modern Office Machines, Inc. from 1981 through August 1992. Mr. Sterling's responsibilities as Chairman of the Board of Modern Office Machines, Inc. included financial planning and oversight and development of strategies for the future. Mr. Sterling has served as General Partner and Manager of Reedy River Ventures ("RRV"), which Mr. Sterling also founded, since 1981. RRV is a Small Business Investment Company licensed by the Small Business Administration to invest in small businesses. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc.


                         MEETINGS AND COMMITTEES

          During fiscal 1994, the Company's Board of Directors met four times. Each director attended more than 75% of the total number of meetings of the Board of Directors and all committees on which he served.

          The Board of Directors has an Executive Committee, the function of which is to make decisions between meetings of the Board of Directors pursuant to authority delegated by the Board of Directors. The current members of the Executive Committee are John M. Sterling, Jr., Porter B. Rose and Buck Mickel. The Executive Committee met two times during 1994.

          The Board of Directors also has an Audit Committee, which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Tecumseh Hooper, Jr., F. E. Haag and Porter B. Rose. The Audit Committee met one time during 1994. Mr. Haag, who has served as a director of the Company since 1970, will retire from the Board following the Annual Meeting.

          The Board of Directors also has a Compensation Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company. The current members of the Compensation Committee are
       F. E. Haag, Buck Mickel and Jacob H. Martin. The Compensation Committee met one time during 1994.

          The Board of Directors does not have a Nominating Committee.


                            DIRECTORS' FEES

          The Company pays monthly directors' fees of $1,000 to each of the directors of the Company except for Messrs. Sterling, Davis and Giddens, who receive no directors' fees.

                   EXECUTIVE OFFICERS OF THE COMPANY


           The following table sets forth certain information regarding the current executive officers of the Company:


          NAME AND AGE                    POSITION

       John M. Sterling, Jr. (57)  Chairman of the Board, President
                                   and Chief Executive Officer (1)

       Robert S. Davis (48)        Vice President, Treasurer and Chief
                                   Financial Officer (1)

       Keith B. Giddens (40)       Vice President of Operations of the
                                   Company and Chief Executive
                                   Officer, Carolina Investors, Inc. (1)

       C. Thomas Wyche (69)        Secretary (2)
       ______________________


       (1)  See information under "Election of Directors; Nominees."

       (2) Mr. C. Thomas Wyche is a senior member of the law firm of Wyche, Burgess, Freeman & Parham, P.A. Mr. Wyche has been a member of this law firm since 1951. Mr. Wyche has served as Secretary of the Company since January 1991.




                          EXECUTIVE COMPENSATION

          The following table sets forth the cash compensation paid by the Company or its subsidiaries during fiscal years 1994, 1993 and 1992 to each of the executive officers of the Company whose cash and cash-equivalent compensation exceeded $100,000 for services rendered in all capacities (collectively, the "Named Executive Officers").

                                 SUMMARY COMPENSATION TABLE
                                     ANNUAL COMPENSATION

                                                                       LONG-TERM
                                                                       COMPENSA-
                                                                          TION
                                                              (1)        AWARDS
                                                             OTHER                    ALL
                                                             ANNUAL      SECURITIES   OTHER
       NAME AND                                              COMPEN-     UNDERLYING   COMPEN-
       PRINCIPAL                          SALARY    BONUS    SATION      OPTIONS      SATION
       POSITION                 YEAR       ($)       ($)      ($)        (#) (2)     ($) (3)
       John M. Sterling, Jr.    1994      178,437    70,000    -            -         3,234
       Chairman of the Board,   1993      170,303    50,000    -         50,000       3,148
       President and CEO of     1992      162,098    20,000    -            -         3,055
       the Company

       Keith B. Giddens (4)     1994      165,900   65,000     -         30,000       2,572
       Vice President of        1993      157,698   45,000     -         50,000       1,470
       Operations of the        1992      150,210   10,000     -            -           -
       Company and CEO,
       Carolina Investors, Inc.

       Robert S. Davis (5)      1994       88,137   33,000     -         30,000       2,168
       Vice President,          1993       83,793   25,000     -         50,000       2,285
       Treasurer and Chief      1992       76,157   15,000     -            -         1,914
       Financial Officer of
       the Company

       __________________________

       (1) The Company provides to certain officers the use of automobiles for business purposes. Such automobiles may have been used for personal reasons on occasion; however, the Company has made reasonable inquiry and has concluded that the aggregate amounts of such, or other personal benefits which cannot be specifically ascertained, do not, in any event, exceed the lesser of $50,000 or 10% of the salary and bonus reported herein to any person and has further concluded that the information set forth in the table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

       (2) No long-term compensation was awarded to such officers during fiscal year 1992.

       (3) Amounts shown under "All other compensation" consist of contributions during fiscal 1994, 1993 and 1992 to the Company's
            401(k) plan in the amount shown to match pre-tax elective deferral contributions (included under salary) made by the executive officers to the plan.

                                      8

       (4) Mr. Giddens was elected as Vice President of Operations of the Company as of February 17, 1995. Mr. Giddens was employed by the Company as Chief Executive Officer of Carolina Investors, Inc. effective May 1, 1991, the acquisition date of Carolina Investors, Inc. by the Company.

       (5) Mr. Davis was elected as Vice President and Chief Financial Officer of the Company effective January 1, 1991 and as Treasurer effective May 19, 1992. Mr. Davis has been employed by the Company in various positions since April 1986.

          The following table sets forth certain information concerning grants of options to the Named Executive Officers.




                            OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
                            NUMBER OF    % OF TOTAL
                           SECURITIES      OPTIONS
                           UNDERLYING     GRANTED TO   EXERCISE OR
                            OPTIONS      EMPLOYEES IN  BASE PRICE   EXPIRATION
       NAME               GRANTED(#)(1)  FISCAL YEAR   ($/SHARE)    DATE

       JOHN M. STERLING,       -0-         -0-
         JR.

       ROBERT S. DAVIS      30,000          50%         $0.725      2-17-00

       KEITH B. GIDDENS     30,000          50%         $0.725      2-17-00



       (1) The options granted are exercisable, on a cumulative basis, at the rate of twenty percent per year during each year since the grant of the option.

          The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.



                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND YEAR-END OPTION VALUES
                                                                   VALUE
                                                                     OF
                                                                 UNEXERCISED
                                                 NUMBER OF         IN-THE-
                                                 SECURITIES         MONEY
                                                 UNDERLYING       OPTIONS AT
                                                 UNEXERCISED          1994
                                                 OPTIONS AT          FISCAL
                                                1994 FISCAL         YEAR-END
                             SHARES             YEAR-END (#)        ($) (1)
                            ACQUIRED    VALUE
                          ON EXERCISE  REALIZED EXERCISABLE/     EXERCISABLE/
       NAME                    (#)        ($)   UNEXERCISABLE    UNEXERCISABLE

       JOHN M. STERLING,       -0-        -0-  20,000/30,000     $4,300/$6,450
         JR.

       ROBERT S. DAVIS         -0-        -0-  26,000/54,000    $5,590/$11,610

       KEITH B. GIDDENS        -0-        -0-  26,000/54,000    $5,590/$11,610



       (1) The value shown represents the excess of the fair market value at December 31, 1994 over the exercise price of the shares covered by all unexercised options held by the executive officer at 1994 year-end.

                            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                    OWNERS AND MANAGEMENT


          The following table sets forth as of the Record Date, except as otherwise noted, certain information regarding ownership of the Company's Class A Common stock and Common stock by (i) each person or group who is known by the Company to own beneficially more than 5% of the Company's Class A Common stock or Common stock, (ii) each of the Company's directors, and (iii) all directors and executive officers of the Company as a group.



       Name and Address               Amount and Nature Of    Percent of Outstanding
       Of Beneficial Owner            Beneficial Ownership         Shares (12)
                                     Class A                   Class A
                                     Common         Common     Common     Common

       John Hancock Mutual Life   945,692.454(1) 19,299.846(1)  9.27%      9.24%
       Insurance Company
       P. O. Box 111
       Boston, MA 02118

       John M. Sterling, Jr.    1,305,299.897(2) 26,641.19(2)  12.79%     12.76%
       P. O. Box 17526
       Greenville, SC 29606

       C. Thomas Wyche            855,973.18(3) 23,937.82(3)   8.39%      11.47%
       P. O. Box 728
       Greenville, SC 29602-0728

       Buck Mickel                378,811.06(4)  7,729.94(4)   3.71%       3.70%
       P. O. Box 19019
       Greenville, SC 29602-9019

       Tecumseh Hooper, Jr.       251,223.00     5,127.00      2.46%       2.46%
       P. O. Box 5615
       Greenville, SC 29606

       F. E. Haag                 160,134.94     3,268.06      1.57%       1.57%
       210 Pine Forest Drive
       Greenville, SC 29601


       Name and Address       Amount and Nature Of     Percent of Outstanding
       Of Beneficial Owner    Beneficial Ownership            Shares (11)
                                  Class A                     Class A
                                  Common        Common         Common    Common

       Robert S. Davis         69,580.98 (5)  1,420.02 (5)     (11)       (11)
       P. O. Box 17526
       Greenville, SC 29606

       Jacob H. Martin        482,160.00 (6)  9,840.00 (6)     4.72%      4.71%
       865 Busse Highway
       Park Ridge, IL 60068

       Porter B. Rose          24,900.00 (7)       100 (7)     (11)       (11)
       P. O. Box 789
       Greenville, SC 29602

       Keith B. Giddens       190,284.58 (8)  3,882.42 (8)     1.86%      1.86%
       P. O. Box 998
       Pickens, SC 29671

       Clarence B. Bauknight  187,730.76 (9)  3,831.24 (9)     1.84%      1.84%
       P. O. Box 2183
       Greenville, SC 29602

       All Executive Officers and
       Directors as a Group
       (10 persons) (10)    3,718,367.637    81,946.45        36.44%     39.25%
       __________________________
       (1) Includes the right to acquire 271,523.70 shares of Class A Common and 5,541.30 shares of Common at $1.75 per share pursuant to currently exercisable stock purchase warrants.

       (2) Includes 1 Common share owned by Mr. Sterling directly. Also includes 1,171,837.389 Class A Common and 23,916.465 Common shares owned by a partnership whose partners are Mr. Sterling, his spouse and his three adult children. Also includes the right to acquire 29,400 Class A and 600 Common shares at $.725 per share pursuant to currently exercisable stock options. Includes 104,062.508 shares of Class A Common and 2,123.725 shares of Common owned by a trust of which Mr. Sterling is the sole trustee, as to which shares Mr. Sterling disclaims beneficial ownership. Excludes 737,885.52 Class A Common and 15,058.48 Common shares held by The Prosperity Company ("Prosperity"), a partnership in which Sterling Capital, Ltd., a corporation in which Mr. Sterling is an officer and director, is a 3% partner and is designated as managing partner, as to which shares Mr. Sterling disclaims beneficial ownership.

        (3) Includes 118,087.66 Class A Common and 8,879.34 Common shares owned by Mr. Wyche directly, and 737,885.52 Class A Common and 15,058.48 Common shares owned by Prosperity, of which Mr. Wyche's spouse and three adult children are partners, as to which shares Mr. Wyche disclaims beneficial ownership. Also excludes 104,062.508 Class A Common and 2,123.725 Common shares owned by a trust of which Mr. Wyche is grantor, as to which shares Mr. Wyche disclaims beneficial ownership.

       (4) Includes 31,360 Class A Common and 640 Common shares owned by Mr. Mickel directly. Also includes 347,451.06 Class A
       Common and 7,089.94 Common shares owned by Mr. Mickel's spouse, as to which shares he disclaims beneficial ownership.

       (5) Includes the right to acquire 41,160 Class A and 840 Common shares at $.725 and 3,920 Class A Common and 80 Common shares at $.88 per share pursuant to currently exercisable stock options.

       (6) Includes 401,800 Class A Common and 8,200 Common shares owned by Enterprise Finance Company and 80,360 Class A Common and 1,640 Common shares owned by Freight Car Building and Supply Company. Mr. Martin was a director and officer of each of these corporations as of the Record Date. He disclaims beneficial ownership of the shares held by these corporations.

       (7) Includes 24,900 Class A Common and 100 Common shares owned by Mr. Rose directly. Excludes 140,966.96 Class A Common and 3,285.04 Common shares owned by Liberty Life Insurance Company, a common subsidiary of the parent company of Liberty Group, Liberty Capital and Liberty Properties. Mr. Rose is president of Liberty Group and Chairman of Liberty Capital and Liberty Properties.

       (8) Includes 106,356.40 Class A Common and 2,169.60 Common shares owned by Mr. Giddens directly. Also includes 22,188.18 Class A Common and 452.82 Common shares owned by Mr. Giddens' spouse, as to which shares he disclaims beneficial ownership. Also includes 5,880 Class A Common and 120 Common shares owned by a trust administered by Mr. Giddens' spouse for his three children. Also includes the right to acquire 41,160 Class A Common and 840 Common shares at $.725 and 14,700 Class A Common and 300 Common shares at $.88 per share pursuant to currently exercisable stock options.

       (9) Includes 187,730.76 Class A Common and 3,831.24 Common shares owned by a partnership whose partners are Mr.
       Bauknight, his spouse and his two adult children.

       (10) Excludes the shares described as excluded in notes (2), (3) and (7) above.

       (11) Less than 1%.

       (12) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of warrants and options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.


              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

           Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% stockholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, except as follows: John Hancock Mutual Life Insurance Company made a late filing of a Form 5 to correct the number of securities held at year-end due to the expiration of certain stock purchase warrants during 1994 pursuant to the Stock Purchase Warrant Agreement dated December 31, 1985.


                        CERTAIN TRANSACTIONS

           The law firm of Wyche, Burgess, Freeman & Parham, P.A., whose members include Mr. Wyche, the Secretary of the Company, serves as general counsel to the Company. In the opinion of the Board of Directors, the fees charged by this law firm for services rendered were on terms as favorable to the Company as those that could have been obtained from independent third parties.

           The Company purchased the remaining 20% of the outstanding capital stock of Young Generations, Inc. ("YGI") in February 1995 pursuant to the provisions of an employment agreement with the deceased President of YGI. The purchase price for the stock was $245,000 which was paid in cash.

              PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                    TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT
                                    (Proxy Item 2)
       General

          The Company's Board of Directors has approved a resolution recommending that the Company's shareholders adopt an amendment to the Company's Articles of Incorporation pursuant to which the Company would effect a one-for-three reverse stock split of the Company's outstanding Class A Common stock and Common stock (the "Reverse Split Amendment"). The Board of Directors has approved the Reverse Split Amendment due to its belief that the Company is not of the size to accommodate the current number of shares outstanding.

          The Articles of Incorporation presently authorize 20,000,000 shares of Class A Common stock and 400,000 shares of Common stock. The Reverse Split Amendment would reduce the number of authorized Class A Common shares to 6,666,667 shares and would reduce the number of authorized Common shares to 133,333 shares.

       The Reverse Split Amendment

          Subsequent to the adoption of the Reverse Split Amendment, each three shares of Class A Common stock and Common stock outstanding will become one share of stock of its class. The Reverse Split Amendment would amend Article 6 of the Amended and Restated Articles of Incorporation as follows:

       6.   The Corporation is authorized to issue shares of stock as follows:

                         AUTHORIZED
       CLASS OF           NUMBER OF
        SHARES           EACH CLASS  PAR VALUE
       Common               133,333       $.05
       Class A Common     6,666,667       $.05

       A.   No change

       B.   No change

       C. Each share of Class A Common stock and Common stock outstanding at the time of adoption of this amendment will be void. Each shareholder of Class A Common stock and Common stock at that time will be entitled to receive a certificate for the whole number of shares of Class A Common stock and Common stock representing respectively one-third of the number of shares of Class A Common stock and Common stock held by such shareholder at the time of the adoption of this Amendment. The Company will not issue fractional shares. Cash will be paid in lieu of any fractional shares at a price per share equal to the closing bid price of the shares as quoted on the National Daily Quotation Service on the first day after the adoption of the Reverse Split Amendment.

           The Reverse Split Amendment provides that each outstanding certificate representing Class A Common stock and Common stock at the time of adoption of the Reverse Split Amendment will be void. Following the adoption of the Reverse Split Amendment, the Company will mail to each holder of Class A Common and Common stock a certificate for the whole number of shares representing respectively one-third of the number of shares of Class A Common stock and Common stock held by such shareholder following adoption of the Reverse Split Amendment. In lieu of issuing fractional shares of Class A Common stock and Common stock, the Company will pay cash for fractional shares at a price per share equal to the closing bid price of the shares as quoted on the National Daily Quotation Service on the first day after the adoption of the Reverse Split Amendment. The Company's stock is traded on the over-the-counter Bulletin Board and is, therefore, not included in the National Association of Securities Dealers, Inc. Automated Quotation System. Bid and ask quotations are obtained from the National Daily Quotation Service.

           As a result of the redemption of fractional shares, the percentage interest of each shareholder may be somewhat altered by the adoption of the Reverse Split Amendment.

           In the event of the failure of the Company's shareholders to approve the adoption of the Reverse Split Amendment, fractional shares outstanding will remain outstanding.

       Vote Required

          The affirmative vote of the holders of two-thirds of the outstanding shares of Class A Common stock and Common stock as of the Record Date is required for approval and adoption of the Reverse Split Amendment.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE SPLIT AMENDMENT.


                   DISSENTERS RIGHTS UNDER SOUTH CAROLINA LAW

           Chapter 13 of Title 33 of the South Carolina Code ("Chapter 13"), attached hereto as Appendix I, provides that if an amendment to the Articles of Incorporation of a company reduces the number of shares to a fraction which is to be cashed out, each such shareholder of the stock of the company has the right to dissent to such amendment, to have the "fair value" of his or her fractional shares determined by the Court of Common Pleas located in Greenville County, South Carolina, and to receive payment of the "fair value" of such fractional shares. The procedures set forth in Chapter 13 must be substantially complied with. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Chapter 13.

           Under Chapter 13, a shareholder of the Company electing to exercise dissenters' rights must both:

           (i) Give to the Company, before the taking of the vote at the Meeting on the Reverse Split Amendment, a written notice of the shareholder's intent to demand payment for such shareholder's shares of Class A Common and Common stock of the Company if the transaction with respect to which the shareholder wishes to exercise dissenters' rights (the Reverse Split Amendment) is consummated. This written notice is in addition to and separate from any proxy or vote against the proposal relating to the Reverse Split Amendment. Neither a vote against the proposal relating to the Reverse Split Amendment nor a proxy directing such vote shall satisfy the requirement that a written notice of intent to demand payment be given to the Company before the vote on the proposals relating to the transaction with respect to which a shareholder wishes to exercise dissenters' rights. Such written notice of intent to demand payment should be given either in person to the Corporate Secretary of the Company at the Meeting before the vote on the Reverse Split Amendment, or in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to the Corporate Secretary, at Emergent Group, Inc., 15 South Main Street, Suite 750, Wachovia Bank Building, P. O. Box 17526, Greenville, South Carolina 29606, prior to the Meeting. A notice of intent to demand payment shall be deemed "given" at the earliest of the following: when received or five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage paid and correctly addressed; or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; AND

          (ii) Not vote in favor of the Reverse Split Amendment. A failure to vote against the Reverse Split Amendment will not constitute a waiver of dissenters' rights. Chapter 13 provides that a vote cast in favor of an action with respect to which a shareholder wishes to exercise dissenters' rights by the holder of a proxy solicited by the Company will not disqualify a shareholder from demanding payment for his or her shares under Chapter 13.

           A shareholder who fails to satisfy the requirements described in clauses (i) and (ii) above shall not be entitled to payment for his or her shares of the Company's Class A Common stock or Common stock under Chapter 13.

           A beneficial shareholder of the Company's Class A Common stock or Common stock may assert dissenters' rights as to shares beneficially owned by him or her only if he or she dissents with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. With respect to shares held in nominee name, the beneficial owner of such shares may assert dissenters' rights directly by giving to the Company the required notice of intent to demand payment or indirectly by causing the nominee to give to the Company the required notice of intent to demand payment. A beneficial shareholder who directly asserts dissenters' rights to shares held on his or her behalf must notify the Company in writing of the name and address of the record holder of the shares, if known to him. If a record shareholder asserts dissenters' rights as to shares beneficially owned by another, such nominee must notify the Company in writing of the name and address of the beneficial owner and should notify the Company of the number of shares held of record by such nominee as to which the assertion of dissenters' rights applies. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person.

           No later than 10 days after the consummation of the transaction with respect to which a shareholder has asserted dissenters' rights, the Company is required to, and will, send a notice to each shareholder of the Company who has satisfied the foregoing conditions. The notice shall (i) state where the payment demand must be sent and where certificates for shares must be deposited; (ii) supply a form for demanding payment that includes the date of the first announcement of the terms of the transaction with respect to which the shareholder has asserted dissenters' rights, and that requires that the person asserting dissenters' rights certify whether or not he or she, or, if he or she is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder, acquired beneficial ownership of the shares before that date; (iii) set a date by which the Company must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date of sending of such notice and set a date by which certificates for shares must be deposited, which date shall not be earlier than twenty days after the demand note; and (iv) be accompanied by a copy of Chapter 13.

           A shareholder who receives such notice must demand payment, certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters' rights) acquired beneficial ownership of the shares before the date of the first announcement of the terms of the Reverse Split Amendment, and deposit his or her certificates in accordance with the terms of the notice. If sixty days have passed from the date set for demanding payment and the Company has not taken the action with respect to which dissenters' rights have been asserted, the Company is required to return any deposited certificates. If after returning deposited certificates the Company takes the action with respect to which dissenters' rights have been asserted, it must send a new dissenters' notice and repeat the payment demand procedure. A shareholder who does not comply substantially with the requirements that he or she demand payment and deposit his or her certificates where required, each by the date set in the dissenters' notice, will not be entitled to payment for his or her shares under Chapter 13.

          Except as hereinafter described, as soon as the corporate action with respect to which dissenters' rights have been asserted is taken or upon receipt by the Company of a payment demand, the Company shall pay each dissenter who has substantially complied with the foregoing requirements the amount which the Company estimates is the fair value of the dissenters' shares, plus accrued interest. The payment shall be accompanied by the following: (a) certain financial information with respect to the Company, (b) a statement of the Company's estimate of fair value of the shares and an explanation of how the fair value was calculated, (c) an explanation of how the interest was calculated, (d) a statement of the dissenters' right to demand additional payment, and (e) a copy of Chapter 13. Instead of making such payment, the Company may offer to make such payment to, but not make payment until acceptance of the offer by, a dissenter as to any shares of which he or she (or the beneficial owner on whose behalf he or she is asserting dissenters' rights) was not the beneficial owner on the date of the first announcement of the terms of the transaction with respect to which the shareholder has asserted dissenters' rights, unless the beneficial ownership of the shares devolved upon him or her by operation of law from a person who was the beneficial owner on the date of the first amendment.

           Within thirty days after the Company has made or offered payment for the dissenters' shares, the dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares and amount of interest due and demand payment of his or her estimate (less any payment previously made by the Company) or reject the Company's offer and demand payment of the fair value of his or her shares and interest due. The dissenter may make such notification if (i) the dissenter believes that the amount paid or offered to be paid is less than the fair value of his or her shares or that the interest due is calculated incorrectly; (ii) the Company failed to make or offer payment for shares as required above within sixty days after the date set for demanding payment' or (iii) the Company, having failed to take action with respect to which dissenters' rights have been asserted, does not return the deposited certificates within sixty days from the date set for demanding payment. A dissenter waives his or her right to demand additional payment unless he or she notifies the Company of his or her demand within thirty days after the Company has made or offered to make payment for his or her shares.

           Within 60 days after receiving the demand for additional payment, if the demand remains unsettled, the Company shall commence a proceeding in the South Carolina Court of Common Pleas in Greenville County, South Carolina seeking a determination by the court of the fair value of the shares and accrued interest. If the Company does not commence the proceeding within such 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demands remain unsettled shall be parties to such action. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the Company.

           In any judicial appraisal proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the Company, except that the court may assess costs against all of some of the dissenters, in amounts the court finds equitable, to the extend the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding additional payment for their shares. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) against the Company and in favor of any or all dissenters if the court finds the Company did not comply substantially with the operative provisions of Chapter 13, or (2) against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 13. If the court finds that the services of counsel of any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

           Although the Company believes that the terms of the Reverse Split Amendment are fair to its shareholders, the Company cannot make any representation as to the outcome of any determination of fair value made by the South Carolina Court of Common Pleas, and shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value than the value reflected in the terms of the Reverse Split Amendment.

           Chapter 13 provides that the fair value of a dissenters' shares shall be the value of the shares immediately before effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects unless such exclusion would be inequitable. Chapter 13 states that the value of the shares is to be determined by techniques that are accepted generally in the financial community. These techniques may include market value, value based on prior sales, capitalized earnings value and asset value.

           Until payment of the fair value of his or her shares under Chapter 13, any shareholder of the Company who has duly demanded payment and deposited his or her share certificates retains all other rights of a shareholder.

           The foregoing is a summary of the rights of shareholders seeking appraisal under South Carolina law, does not purport to be a complete statement thereof, and is qualified in its entirety by reference to the applicable statutory provisions of the South Carolina Code, which are attached to this Proxy Statement as Appendix I.

            PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
    TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 4,000,000
                             (Proxy Item 3)

           The Board has determined that an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common stock to 4,000,000 shares (the "Common Stock Increase Amendment") is in the best interests of the Company.

           The Board has determined that the Company's Articles of Incorporation should be amended to increase the authorized shares of Common stock from 133,333 shares (following approval of the Reverse Split Amendment) to 4,000,000 shares. At the close of business on the Record Date 200,574.56 shares of Common stock were outstanding. In the event that the shareholders of the Company approve the Reverse Split Amendment, the Common Stock Increase Amendment would be implemented promptly following consummation of the transaction contemplated by the Reverse Split Amendment. In the event that the Company's shareholders do not approve the Reverse Split Amendment, the Common Stock Increase Amendment would be implemented promptly following the annual meeting.

           If approved, the increased number of authorized shares of Common stock will be available for issuance from time to time for such purposes and consideration as the Board may approve. No further vote of the shareholders of the Company will be required, except as provided under South Carolina law or the rules of any exchange on which the shares may in the future be traded. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will provide the Company additional shares of Common stock without the restrictions on transferability of the Class A Common stock for issuance in any future merger or acquisition as well as providing the Company with the means of raising additional capital if future circumstances so require. The Board of Directors has no present plan or intention of issuing any additional shares of Common stock for the purpose of engaging in any merger or acquisition or of raising additional capital.

           The additional shares of Common stock for which authorization is sought would be identical to the shares of Common stock currently authorized. Holders of Common stock do not have preemptive rights to subscribe to additional shares of Common stock which may be issued by the Company.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMMON STOCK INCREASE AMENDMENT.


               PROPOSED 1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN
                                (Proxy Item 4)

          The Board of Directors recommends that the shareholders approve adoption by the Company of the 1995 Employee and Officer Stock Option Plan (the "Employee and Officer Option Plan") under which the Board of Directors (or committee thereof) would have the discretion to grant options for up to 17,000 shares of the Company's Common stock and up to 833,000 shares of the Company's Class A Common stock. The Common stock and Class A Common stock are referred to collectively as the "Shares". This maximum number of shares may be adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, stock split or consolidation, or other change in the characteristics of the Shares. If the Reverse Split Amendment were approved, the aggregate maximum shares of Common stock available under the Employee and Officer Option Plan would be reduced to 5,666 shares and the aggregate maximum shares of Class A Common stock available under the Employee and Officer Option Plan would be reduced to 277,666 shares. The Board recommends approval of the Employee and Officer Option Plan because it will provide the Company's employees who participate in the plan with an incentive to maximize shareholder value.

           The purpose of the plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of key employees and officers of the Company and its subsidiaries in the continued growth and financial success of the Company and its subsidiaries, while enabling the Company and its subsidiaries to attract and retain key employees and officers of outstanding competence and by providing such key employees and officers with an equity opportunity in the Company. The Board or a committee of the Board will administer the Employee and Officer Option Plan.


           Participation in the Employee and Officer Option Plan is limited to those key employees and officers of the Company or its subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key employees and officers to whom options shall be granted and as to the number of Shares to be subject thereto, the Board (or committee) shall take into account, in each case, the level and responsibility of the key employee's or officer's position, the level of the key employee's or officer's performance, the key employee's or officer's level of compensation, the assessed potential of the key employee or officer and such other factors as the Board (or committee) shall deem relevant to the accomplishment of the purposes of the plan. At this time, the Company believes that approximately 15 employees and officers of the Company or its subsidiaries will be eligible to participate in the plan.

           In the discretion of the Board of Directors (or committee), options granted under the Employee and Officer Option Plan may be "incentive stock options" for federal income tax purposes. The Company is not allowed a deduction at any time in connection with, and the participant is not taxed upon either the grant or the exercise of, an "incentive stock option." The difference between the option price of such an option and the market value at the date of exercise, however, constitutes a tax preference item for the participant in the year of exercise for alternative minimum tax purposes. To qualify as an incentive stock option, the Shares acquired by the participant must be held for at least two years after the option is granted and one year after it is exercised. If the participant holds the Shares for the period of time required for incentive stock option qualification, then he or she will be taxed only upon any gain realized upon disposition of the stock. The participant's gain at that time will be equal to the difference between the sales price of the Shares and the stock option price. If an incentive stock option is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, none of the time limits described above shall apply.

           If the participant fails to satisfy these time limits, the option will be treated in a manner similar to options which are not incentive stock options. The participant is generally not taxed upon the grant of an option which is not an incentive stock option. Upon exercise of any such option, the participant recognizes ordinary income equal to the difference between the fair market value on the date of exercise and the option price. Generally, the Company receives a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the Shares, the holder would have taxable income equal to any excess of the selling price over the fair market value at the date of exercise. If the participant fails to satisfy the time limits described above with respect to an option intended to be an incentive stock option, the income to the participant and the deduction for the Company shall arise at the time of the early disposition and shall equal the excess of (a) the lower of the fair market value of the Shares at the time of exercise or such value at the time of disposition over (b) the exercise price.

           The Employee and Officer Option Plan provides that no option may be exercised more than three months after a participant's termination of employment with the Company, unless the participant dies while in the employ of the Company or within such three-month period the participant's employment is terminated by reason of having become permanently and totally disabled, in which event the option may be exercised during the one-year period after the date of termination of the participant's employment. In no event may an option be exercised after the expiration of its fixed term.

           Options granted pursuant to the Employee and Officer Option Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

           The price per share at which each option granted under the Employee and Officer Option Plan may be exercised shall be such price as shall be determined by the Board (or committee) at the time of grant based on such criteria as may be adopted by the Board (or committee) in good faith; provided, however, in the case of an option intended to qualify as an incentive stock option, the price per Share shall not be less than the fair market value of the stock at the time such option is granted, or, in the case of an option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "Ten Percent Shareholder"), the price per Share shall not be less than 110% of the fair market value of the Shares at the time the Option is granted.

           The term of each option shall not exceed ten years (or five years in the case of a Ten Percent Shareholder) and the option will be exercisable according to such schedule as the Board of Directors (or committee) may determine. The recipient of an option will not pay the Company any amount at the time of receipt of the option. If an option shall expire or terminate for any reason without having been fully exercised, the unpurchased Shares subject to the option shall again be available for the purposes of the Employee and Officer Option Plan.

           A participant may exercise an option by completing each of the following steps: (i) indicating in writing the decision to exercise the option and delivering such notice to the Company;
       (ii) tendering to the Company payment in full in cash (or, if the Board (or committee) so determines at the time of grant, in Shares) of the exercise price for the Shares for which the option is exercised; (iii) tendering to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to taxable income; and (iv) complying with such other requirements as the Board (or committee) shall establish.

          The Employee and Officer Option Plan provides that it may be terminated or amended by the Board of Directors (or committee), except that shareholder approval would be required in the event an amendment were to: (i) materially increase the benefits accruing to the participants; (ii) increase the number of securities issuable under the plan (other than an increase pursuant to the anti-dilution provisions of the plan); (iii) change the class of persons eligible to receive options; or (iv) otherwise materially modify the requirements for eligibility.

          The Employee and Officer Option Plan provides that no person, estate or entity shall have any of the rights of a shareholder with respect to Shares subject to an option until a certificate(s) for such Shares has been delivered.

          No certificate(s) for Shares shall be executed and delivered upon exercise of an option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Shares may, at the time, be listed.

          The Employee and Officer Option Plan provides that it shall terminate on the close of business of May 31, 2005, and no option shall be granted under the plan thereafter, but such termination shall not affect any option theretofore granted under the plan.

          As of May 5, 1995, the last bid and asked price for a share of Class A Common stock was $1.13 and $1.38, respectively, and the last bid and asked price for a share of Common stock was $1.00 and $1.63, respectively, each as reported by the National Daily Quotation Service.

           No awards have been granted to date under the Employee and Officer Option Plan.

           Each of the officers of the Company and its subsidiaries, as a potential participant in the Employee and Officer Option Plan, could be deemed to have an interest in approval of such plan.

           The Company does not intend to make any grants pursuant to the Employee and Officer Option Plan during 1995. The first grants pursuant to this plan are not expected to be made until 1996 and the number of Shares to be granted and the recipients of such grants will be determined at that time by the committee administering the Employee and Officer Option Plan.

           The Employee and Officer Option Plan is being submitted to the shareholders of the Company for approval in order to qualify the plan under the "incentive stock option" rules of the Code, and to qualify certain aspects of the operation of the plan for an exemption from the six-month short-swing-profit rules of the Exchange Act. The Employee and Officer Option Plan will not become effective if the requisite shareholder vote on approval is not obtained.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE EMPLOYEE AND OFFICER OPTION PLAN.


                   PROPOSED 1995 DIRECTOR STOCK OPTION PLAN
                              (Proxy Item 5)

          The Board of Directors recommends that the shareholders approve adoption by the Company of the Emergent Group, Inc. 1995 Director Stock Option Plan (the "Director Option Plan") under which options covering shares of the Company's Common stock and Class A Common stock, in an amount determined pursuant to a formula, would be granted annually to the non-employee directors of the Company. An aggregate of 1,000 shares of Common stock and 49,000 shares of Class A Common stock could be covered by options granted under the Director Option Plan. This maximum number of shares, as well as the number of shares subject to any outstanding option or to be subject to any future option, shall be adjusted to reflect any stock dividend, split or consolidation, merger, reorganization, recapitalization or similar transaction. If the Reverse Split Amendment were approved, the aggregate maximum number of shares of Common stock available under the Director Option Plan would be reduced to 333 shares and the aggregate maximum number of shares of Class A Common stock available under the Director Option Plan would be reduced to 16,333 shares. The Company's Shares do not have preemptive rights. The Board recommends approval of the Director Option Plan because the Board believes the plan will promote the growth and profitability of the Company by increasing the personal participation of non-employee directors in the financial performance of the Company, by enabling the Company to attract and retain non-employee directors of outstanding competence and by providing such directors with an equity opportunity in the Company. The plan shall be administered by the Company's Board of Directors.

           The grant of options under the Director Option Plan shall be limited to those directors of the Company who, on the date of grant, are not employees of the Company (each an "Eligible
       Director").

           The Director Option Plan provides that, on each Grant Date (as defined below), each Eligible Director shall automatically receive from the Company an option for 20 shares of Common stock and 980 shares of Class A Common stock, with an exercise price for each share of Common stock equal to the average of the bid and ask price per share of Common stock as quoted by the National Daily Quotation Service and an exercise price for each share of Class A Common stock equal to the average of the bid and ask price per share of Class A Common stock as quoted by the National Daily Quotation Service on such Grant Date. If the Reverse Split Amendment were approved, on each Grant Date each Eligible Director would automatically receive from the Company an option for 7 shares of Common stock and 326 shares of Class A Common stock. For purposes of the plan, the Grant Date shall be December 15 of each calendar year commencing with the 1995 calendar year (or, if December 15 is not a business day, the immediately preceding business day).

           The Director Option Plan provides that each option shall be immediately exercisable commencing on the date of its grant, and at any time and from time to time thereafter until and including the date which is the business day immediately preceding the tenth anniversary of the date of grant of the option.

           Any option granted under the Director Option Plan shall terminate in full prior to the expiration of its fixed term on the date which is one year after the date the optionee ceases to be a director of the Company for any reason whatsoever. If the optionee shall die while a director of the Company, the director's legatee(s) under his or her last will or the director's personal representative(s) may exercise all or part of the previously unexercised portion of such option at any time within one year after the director's death to the extent the optionee could have exercised the option immediately prior to his or her death.

           The recipient of an option granted under the Director Option Plan will not pay the Company any amount at the time of receipt of the option. The exercise price shall be payable in cash at the time of exercise. Any such option may be exercised for any lesser number of Shares than the full amount for which it could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option for the remaining Shares subject to the option.

           The Shares subject to any option or portion thereof that terminates shall no longer be charged against the Share limitation and may again, subject to such limitation, become Shares available for purposes of the Director Option Plan.

           An option granted to a participant under the Director Option Plan shall not be transferable by him or her except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

           Under current law, for Federal income tax purposes, the participant will not be taxed upon the grant of an option under the Director Option Plan. Upon exercise of any such option, the participant generally will recognize ordinary income equal to the difference between the Shares' fair market value on the date of exercise and the exercise price. Generally, the Company will receive a deduction for the amount the participant reports as ordinary income arising from the exercise of the option. Upon a subsequent sale or disposition of the stock, the holder will generally have taxable income equal to any excess of the selling price over the fair market value at the date of exercise.

           Generally, the Board may amend or terminate the Director
       Option Plan, except that, in addition to Board approval, a majority shareholder approval vote would be required if the amendment would:
       (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under the plan (other than an increase pursuant to the anti-dilution provisions thereof);
       (iii) change the class of individuals eligible to receive options under the plan; or (iv) otherwise materially modify the requirements for eligibility under the plan.

           The Director Option Plan shall terminate at the close of business on May 31, 2005, and no option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the plan.

           On May 12, 1995, five directors of the Company will be Eligible Directors for purposes of the Director Option Plan. Mr. Sterling, Mr. Giddens and Mr. Davis will not be eligible as they are employees of the Company.

                               New Plan Benefits


                                                   Subsequent Per
                                 1995 Option        Year Options
       Name and Position      Number of Shares     Number of Shares
                              Common   Class A       Common   Class A
                               Stock    Stock        Stock     Stock

       Clarence B. Bauknight    20       980          20        980
       Director

       Tecumseh Hooper, Jr.     20       980          20        980
       Director

       Jacob H. Martin          20       980          20        980
       Director

       Buck Mickel              20       980          20        980
       Director

       Porter B. Rose           20       980          20        980
       Director

       Current Executive         0(1)      0(1)        0(1)       0(1)
       Officers as a Group

       Non-Employee Director   100     4,900         100      4,900
       Group (5 persons)

       All Employees, Excluding   0(1)     0(1)        0(1)       0(1)
       Executive Officers, as a
       Group


       (1) Employees of the Company are not eligible to participate in the Director Option Plan.

           Each of the Eligible Directors can be deemed to have an interest in approval of the Director Option Plan.

           The Director Option Plan is being submitted to the shareholders of the Company for approval in order to qualify certain aspects of the operation of the plan and certain of the Company's other option plans for an exemption from the six-month-short-swing-profit rules of the Exchange Act. The Director Option Plan will not become effective if the requisite shareholder vote on approval is not obtained.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR OPTION
       PLAN.

                           APPOINTMENT OF AUDITORS
                               (Proxy Item 6)

           The Board of Directors recommends the ratification of the appointment of the accounting firm of Elliott, Davis and Company, L.L.P., independent certified public accountants, as auditors for the Company and its subsidiaries for fiscal year 1995 and to examine and report to the shareholders upon the financial statements of the Company as of and for the period ending December 31, 1995. Representatives of Elliott, Davis and Company, L.L.P., will be present at the meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which the shareholders may have. Elliott, Davis and Company, L.L.P., has acted for the Company in this capacity since 1993, and neither the firm nor any of its members has any relation with the Company except in the firm's capacity as such auditors.

           The accounting firm of Ernst & Young resigned as principal independent auditors for the Company on April 14, 1993. In connection with its audits for the 1992 and 1991 fiscal years and its work for the Company during the subsequent interim period preceding April 14, 1993, there had been no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditors, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Moreover, Ernst & Young's reports as principal auditor of the financial statements of the Company for its 1992 and 1991 fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE ACCOUNTING FIRM OF
       ELLIOTT, DAVIS AND COMPANY, L.L.P. AS DESCRIBED ABOVE.


                               ANNUAL REPORT

          The Company's Annual Report to Shareholders for its fiscal year ended December 31, 1994 (the "Annual Report") is enclosed. Additional copies may be obtained from the Company. In addition, the Company will provide without charge to any shareholder of record as of April 14, 1995, who so requests in writing, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994 (without exhibits). Any such request should be directed to the Company, P. O. Box 17526, Greenville, South Carolina 29606, Attention: Robert S. Davis, Chief Financial Officer. Management's Discussion and Analysis of Financial Condition and Results of Operations included on pages 13 through 17 of the 1995 Annual Report to Shareholders and the Consolidated Financial Statements included on pages 18 through 45 of the 1995 Annual Report to Shareholders are incorporated herein by reference.

               SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

           Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1996 meeting of Shareholders, must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at Post Office Box 17526, Greenville, South Carolina 29606, not later than December 14, 1995 and must otherwise comply with the rules of the Securities and Exchange Commission.


                               OTHER MATTERS

           The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,



                                          C. Thomas Wyche, Secretary


       Dated:  May 12, 1995

                           APPENDIX I

     CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT

                           ARTICLE 1
           RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SEC.
33-13-101.Definitions.
33-13-102.Right to dissent.
33-13-103.Dissent by nominees and beneficial owners.

33-13-101. Definitions.
In this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporation action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.


(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

33-13-102. Right to dissent.

   A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under the Section 33-11-108;

(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:


   (i) alters or abolishes a preferential right of the shares;

   (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

   (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

   (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

   (v) reduces the number of shares owned by the shareholder to a fraction of share if the fractional share so created is to be acquired for cash under
       Section 33-6-104; or

(5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

(6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

33-13-103. Dissent by nominees and beneficial owners.

  (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

  (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                 ARTICLE 2
               PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SEC.
33-13-200.Notice of dissenters' rights.
33-13-210.Notice of intent to demand payment.
33-13-220.Dissenters' notice.
33-13-230.Shareholders' payment demand.
33-13-240.Share restrictions.
33-13-250.Payment.
33-13-260.Failure to take action.
33-13-270.After-acquired shares.
33-13-280.Procedure if shareholder dissatisfied with payment or offer.

33-13-200. Notice of dissenters' rights.

   (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

   (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in
       Section 33-13-220.

33-13-210. Notice of intent to demand payment.

   (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action.
       A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder form demanding payment for his shares under this chapter.

   (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

33-13-220. Dissenters' notice.

    (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-201(a).

    (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

        (1) state where the payment demand must be sent and where certificates for certified shares must be deposited,

        (2) inform holders of uncertified shares to what extent transfer of the shares is to be restricted after the payment demand is received;

        (3) supply a form for demanding payment that includes that date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

        (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

        (5) be accompanied by a copy of this chapter.

33-13-230. Shareholders' payment demand.

      (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220 (b)(3), and deposit his certificates in accordance with the terms of the notice.

      (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

      (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

33-13-240. Share restrictions.

      (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

      (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

33-13-250. Payment.

      (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with
          Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

      (b) The payment must be accompanied by:

          (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          (3) an explanation of how the interest was calculated;

          (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

          (5) a copy of this chapter.

33-13-260. Failure to take action.

     (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

33-13-270. After-acquired shares.

     (a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate that fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

33-13-280. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

         (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly.

         (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

         (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    (b) A dissetner waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                            ARTICLE 3
                  JUDICIAL APPRAISAL OF SHARES

SEC.
33-13-300.Court action.
33-13-310.Court costs and counsel fees.

33-13-300. Court action.

    (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (e) Each dissenter made a party to the proceeding is entitled to judgement for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

33-13-310. Court costs and counsel fees.

    (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

    (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

        (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

        (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not good faith with repect to the rights provided by this chapter.


     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for whose services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


     (d) In a proceeding commenced by dissenters to enforce the liability under
         Section 33-13-300 (a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

******************************************************************************

                            APPENDIX


      EMERGENT GROUP, INC.
      15 S. MAIN STREET, SUITE 750
      P. O. BOX 17526
      GREENVILLE, SC 29606

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints C. T. Wyche and Robert S. Davis or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock and Common Stock of Emergent Group, Inc. held of record by the undersigned on April 14, 1995 at the annual meeting of Shareholders to be held June 9, 1995, or any adjournment thereof.

      Proxy for Class A Common Stock and Common Stock
      ________________________________________________________________________

      1.   ELECTION OF DIRECTORS
           For the eight nominees listed below (except as marked to the contrary below)

           WITHHOLD AUTHORITY to vote for the eight nominees listed below

           Clarence B. Bauknight, Robert S. Davis, Keith B. Giddens, Tecumseh Hooper, Jr., Jacob H. Martin, Buck Mickel, Porter B. Rose, John M. Sterling, Jr.

          (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below. If you desire to cumulate your votes for any particular nominee(s), in the event cumulative voting is elected, write your instructions as to the number of votes cast for each in the space provided below.

      ________________________________________________________________________

      2. PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-THREE REVERSE SPLIT OF THE COMPANY'S COMMON AND CLASS A COMMON STOCK.

                     FOR                 AGAINST              ABSTAIN
      ________________________________________________________________________

      3. PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 4,000,000 SHARES.

                     FOR                 AGAINST              ABSTAIN
      ________________________________________________________________________

      4.   APPROVAL OF THE COMPANY'S 1995 EMPLOYEE AND OFFICER STOCK OPTION
      PLAN.

                     FOR                 AGAINST              ABSTAIN
      ________________________________________________________________________

      5.   APPROVAL OF THE COMPANY'S 1995 DIRECTOR STOCK OPTION PLAN.

                     FOR                 AGAINST              ABSTAIN
      ________________________________________________________________________

      6. RATIFICATION OF THE BOARD'S APPOINTMENT OF ELLIOTT, DAVIS & COMPANY, L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1995 FISCAL YEAR.

                     FOR                 AGAINST              ABSTAIN
      ________________________________________________________________________

      7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of proposals 1 through 6 and in the discretion of the Proxies, upon such other business as may properly come before the meeting.

      Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                               DATE____________________________________

                               ________________________________________
                               SIGNATURE

                               ________________________________________
                               SIGNATURE IF HELD JOINTLY

                               Please mark, sign, date and return the
                               proxy card promptly using the enclosed
                               envelope.

                               The above person hereby acknowledges
                               receipt of the notice of Annual Meeting
                               of Shareholders dated May 12, 1995 and
                               the proxy statement furnished therewith.